Exhibit 99.2

FNBH Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31 2008	December 31 2007	March 31 2007

Assets
Cash and due from banks	$8,885,129	$13,400,674	$8,255,095
Short term investments	14,389,913	16,509,953	53,600

Total cash and cash equivalents	23,275,042	29,910,627	8,308,695

Certificates of deposit	4,613,000	4,025,000	3,926,000
Investment securities held to maturity, net (fair value of $16,584,254,
$15,600,812 and $17,036,196, respectively)	16,303,214	15,394,165	16,824,234
Agency securities available for sale, at fair value	9,766,481	14,005,338	22,573,770
Mortgage-backed/CMO securities available for sale, at fair value	8,090,966	8,237,772	11,496,547
Preferred stock available for sale, at fair value	1,957,229	-	-
FHLBI and FRB stock, at cost	994,950	994,950	994,950

Total investment securities	37,112,840	38,632,225	51,889,501

Loans held for investment:
Commericial	300,614,321	301,027,391	335,582,018
Consumer	20,855,148	21,887,904	25,938,845
Real estate mortgage	24,021,748	24,960,574	27,562,392

Total loans held for investment	345,491,217	347,875,869	389,083,255
Less allowance for loan losses	(10,175,285)	(10,314,161)	(7,836,161)

Net loans held for investment	335,315,932	337,561,708	381,247,094

Premises and equipment, net	8,994,450	9,138,784	9,654,924
Other real estate owned, held for sale	1,106,059	1,523,079	908,150
Accrued interest and other assets	10,622,336	12,103,045	7,852,328

Total assets	$421,039,659	$432,894,468	$463,786,692

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Demand (non-interest bearing)	$57,714,658	$56,505,803	$60,151,445
NOW	34,711,399	35,027,009	38,361,830
Savings and money markets	110,924,990	121,641,368	104,247,608
Time deposits	163,451,449	159,357,927	177,015,894
Brokered certificates of deposit	1,122,317	7,046,389	25,796,874

Total deposits	367,924,813	379,578,496	405,573,651

Other borrowings	8,997,277	9,152,190	4,967,296
Accrued interest, taxes, and other liabilities	2,984,434	3,536,600	3,746,249

Total liabilities	379,906,524	392,267,286	414,287,196

Stockholders' Equity
Common stock, no par value. Authorized 4,200,000 shares; 3,056,392,
3,045,153 and 3,039,588 issued and outstanding, respectively	6,178,317	6,141,835	6,050,161
Retained earnings	33,881,598	33,545,396	42,998,385
Deferred directors' compensation	859,795	859,609	742,744
Accumulated other comprehensive income, net	213,425	80,342	(291,794)

Total stockholders' equity	41,133,135	40,627,182	49,499,496

Total liabilities and stockholders' equity	$421,039,659	$432,894,468	$463,786,692

FNBH Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three months ended March 31
	2008	20078

Interest and dividend income:
Interest and fees on loans	$6,019,184	$7,249,005
Interest and dividend on investment securities:
U.S. Treasury, agency securities and CMO's	281,738	346,179
Obligations of states and political subdivisions	165,407	178,277
Preferred Stock	16,854	-
Other securities	11,382	12,416
Interest on short term investments	146,584	43,448
Interest on certificates of deposit	54,598	48,174

Total interest and dividend income	6,695,747	7,877,499

Interest expense:
Interest on deposits	2,503,875	2,929,481
Interest on other borrowings	107,861	119,623

Total interest expense	2,611,736	3,049,104

Net interest income	4,084,011	4,828,395
Provision for loan losses	688,900	939,000

Net interest income after provision for loan losses	3,395,111	3,889,395

Noninterest income:
Service charges and other fee income	726,059	824,377
Trust income	100,347	93,469
Gain on sale of mortgage loans	-	19,206
Other	27,512	1,284

Total noninterest income	853,918	938,336

Noninterest expense:
Salaries and employee benefits	1,721,126	1,878,561
Net occupancy expense	356,550	303,352
Equipment expense	117,259	107,880
Professional and service fees	507,279	510,589
Computer service fees	129,537	125,308
Printing and supplies	105,968	52,171
Director fees	58,283	99,513
Advertising	56,002	71,928
Other	423,532	309,616

Total noninterest expense	3,475,536	3,458,918

Income before federal income taxes	773,493	1,368,813

Federal income taxes	193,622	389,689

Net income	$579,871	$979,124

Per share statistics:
Basic EPS	$0.19	$0.32
Diluted EPS	$0.19	$0.32
Dividends	$0.08	$0.21
Basic average shares outstanding	3,076,057	3,084,821
Diluted average shares outstanding	3,076,089	3,084,869

FNBH Bancorp, Inc.
Asset Quality Data

(dollars in thousands)	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Nonaccrual loans	$15,772	$14,459	$10,909	$16,605	$12,791
Loans past due 90 days and still accruing	-	114	562	-	-

Total nonperforming loans	15,772	14,573	11,471	16,605	12,791
Other real estate	1,106	1,523	531	833	908

Total nonperforming assets	$16,878	$16,096	$12,002	$17,438	$13,699

Asset Quality Ratios

	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Nonperforming loans to total loans	4.57%	4.19%	3.21%	4.41%	3.29%
Net chargeoffs to average loans (annualized)	1.03%	2.91%	3.65%	3.76%	0.69%
Allowance for loan losses to nonperforming loans (1)	65%	71%	76%	109%	61%
Allowance for loan losses to total loans	2.95%	2.96%	2.45%	2.05%	2.01%

(1) Excludes loans held for sale at June 30, 2007